UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Cooper Tire & Rubber Company
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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2008 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Tuesday, May 6, 2008, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect three Directors of the Company.

(2)	To ratify the selection of the Company’s independent auditors for the year ending December 31, 2008.

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 14, 2008 are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline,
Vice President,
General Counsel and Secretary

Findlay, Ohio
March 31, 2008

Please mark, date and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

i

COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840
March 31, 2008

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “we” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 6, 2008, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed to stockholders on or about March 31, 2008.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of three Directors, (2) the ratification of the selection of the Company’s independent auditors for the year ending December 31, 2008, and (3) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Only stockholders who owned shares of Common Stock at the close of business on March 14, 2008 (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 59,010,451 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned.

The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so, and have not received voting instructions with respect to the proposal from the beneficial owners.

Agenda Item 1.  Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2.  Although the Company’s independent auditors may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2008. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Proxy Matters

Stockholders may vote either by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares to elect the nominees listed under “Nominees for Director” and to ratify the selection of the Company’s independent auditors.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

• Spectrum Investment Savings Plan	• Pre-Tax Savings Plan (Texarkana)
• Pre-Tax Savings Plan (Findlay)

Those stockholders of record who choose to vote by telephone or Internet must do so by not later than 11:59 p.m., Eastern Daylight Time, on May 5, 2008. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received by not later than 5:00 p.m., Eastern Daylight Time, on May 2, 2008.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

The Bylaws of the Company provide for the Board of Directors to be divided into three classes. Three Directors are to be elected to the class having a term expiring in 2011. If elected, each Director will serve for a three-year term expiring in 2011 and until his or her successor is elected and qualified. Each of the nominees is a Director standing for re-election and has consented to stand for election to a term as described above. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the three nominees for Director.

NOMINEES FOR DIRECTOR

LAURIE J. BREININGER
                                        Former President,
                                                                       Americas Bath & Kitchen,
                                                          American Standard Companies Inc.

           Ms. Breininger, age 50, was President of the Americas Bath & Kitchen business of American Standard Companies Inc. from 2000 until February 2005. American Standard is a global manufacturer of brandname bathroom and kitchen fixtures and fittings and other products. Ms. Breininger graduated from the University of Wisconsin — Madison with a B.A. in Finance and Economics.

Director Since	2003
Nominee for Term to Expire	2011

STEVEN M. CHAPMAN
                                   Group Vice President,
                                                            Emerging Markets & Businesses,
                                                                                        Cummins, Inc.

           Mr. Chapman, age 54, is Group Vice President, Emerging Markets & Businesses, for Cummins, Inc. Cummins designs, manufactures and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management.

Director Since	2006
Nominee for Term to Expire	2011

NOMINEES FOR DIRECTOR (CONT.)

RICHARD L. WAMBOLD
                                   Chairman of the Board,
                                                         Chief Executive Officer and President,
                                                                                        Pactiv Corporation

            Mr. Wambold, age 56, has been Chief Executive Officer and President of Pactiv Corporation, a global provider of advanced packaging solutions, since 1999 and Chairman of the Board since 2000. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas.

Director Since	2003
Nominee for Term to Expire	2011

DIRECTORS WHO ARE NOT NOMINEES

Messrs. Aronson and Pond, members of the class of Directors having a term expiring in 2010, are expected to retire from the Board of Directors immediately before the Annual Meeting and will no longer stand for re-election. As a result of these retirements, there would be two vacancies in the 2010 class of Directors, and the three classes of Directors would no longer be as equal as possible, as required by the Company’s Bylaws. In order to best re-balance the three classes of Directors, we expect that at the next Board of Directors’ meeting, the Board of Directors will elect Mr. Capo to fill one of the vacancies in the 2010 class of Directors and eliminate the remaining vacancy. As a result of filling this vacancy, Mr. Capo’s term will be extended for one additional year, and his initial term as Director will run until the Company’s 2010 Annual Meeting of Stockholders.

ROY V. ARMES
                                                    Chairman of the Board,
                                                          Chief Executive Officer and President

           Mr. Armes, age, 55, has served as President and Chief Executive Officer of the Company since January 2007, and as Chairman of the Board since December 2007. He had previously been employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo.

Director Since	2007
Expiration of Term	2010

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

ROBERT D. WELDING
                                    Former President,
                                               Chief Executive Officer and Director,
                                                                Federal Signal Corporation

           Mr. Welding, age 59, was President, Chief Executive Officer and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November 2003 until his retirement in 2008. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November 2002 until November 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November 2002. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan and is a graduate of Harvard Business School’s Advanced Management Program.

Director Since	2007
Expiration of Term	2010

THOMAS P. CAPO
                                     Chairman of the Board,
                                                Dollar Thrifty Automotive Group, Inc.

           Mr. Capo, age 57, has served as a director of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, since November 1997 and Chairman of the Board since October 2003. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November 1998 until August 2000. From November 1991 to October 1998 he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics and an M.B.A. in Finance, each from the University of Detroit Mercy.

Director Since	2007
Expiration of Current Term	2009
Expiration of Expected New Term	2010

JOHN J. HOLLAND
                                   Executive Vice President
                                                                   and Chief Financial Officer,
                                                            Alternative Energy Sources, Inc.

            Mr. Holland, age 58, has been Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an Ethanol producer, since August 2006. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of preengineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the nonresidential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland is also a director of Saia, Inc. (formerly SCS Transportation, Inc.).

Director Since	2003
Expiration of Term	2009

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

JOHN F. MEIER
                                                 Chairman of the Board
                                                   and Chief Executive Officer, Libbey Inc.

           Mr. Meier, age 60, has been Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, since 1993. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is a trustee of Wittenberg University. Mr. Meier is also a director of Applied Industrial Technologies.

Director Since	1997
Expiration of Term	2009

JOHN H. SHUEY
                             Former Chairman of the Board,
                                                                             President and Chief Executive Officer,
                                                                                          Amcast Industrial Corporation

           Mr. Shuey, age 62, joined Amcast Industrial Corporation, a producer of aluminum wheels for the automotive industry and copper fittings for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan.

Director Since	1996
Expiration of Term	2009

Note:  The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table at page 52 of this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT
AUDITORS

Ernst & Young LLP served as independent auditors of the Company in 2007 and has been retained by the Audit Committee to do so in 2008. In connection with the audit of the 2007 financial statements, the Company entered into an engagement letter with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The Board of Directors has directed that management submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent auditors.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses and analyzes our executive compensation policies and decisions for 2007 covering the executive officers included in the 2007 Summary Compensation Table below, who we refer to as our named executive officers. For 2007, our named executive officers consist of: Mr. Roy V. Armes, our Chief Executive Officer; Mr. Philip G. Weaver, our Chief Financial Officer; Messrs. Harold C. Miller, James E. Kline and Mark W. Krivoruchka, who were our three other most-highly compensated executive officers at the end of 2007; and Mr. James H. Geers, who would have been one of our other most-highly compensated executive officers but for the fact that he was no longer an executive officer as of December 31, 2007.

Executive Summary

2007 Business Highlights

•	We attracted and retained a highly-qualified management team:

°	On January 1, 2007, Mr. Armes joined us as our President and Chief Executive Officer. Effective on December 19, 2007, Mr. Armes also was appointed Chairman of the Board.

°	On August 6, 2007, Mr. Krivoruchka joined us as our Senior Vice President of Global Human Resources.

•	We experienced strong 2007 financial results:

°	Sales growth of 13.9% to a record $2.9 billion in sales in 2007 for the tire business.

°	Total year net income for the company improved by $198 million from a loss of $78.5 million in 2006 to a profit of $119.5 in 2007.

°	Operating profit margins improved in North America from a loss of 2.0% in 2006 to 5.4% in 2007. International Tire Division operations improved operating profit margins from 1.4% in 2006 to 3.3% in 2007.

°	Net cash provided by operations improved from $116 million in 2006 to $373 million in 2007, an improvement of $257 million.

•	We achieved significant successes in 2007:

°	Completion of the transformation of our Texarkana manufacturing facility into a more flexible operation that allows us to match our production with customer demands more efficiently. The transformation was completed below our initial cost estimates.

°	Launch of the CS4 premium touring tire. This product has been extremely well received by customers and is exceeding their expectations.

°	Sale of the Oliver truck tire retreading operations and our interest in a tire steel cord company, allowing us to focus even more on our core business of manufacturing tires.

°	Entry into an agreement for a 50-50 joint venture with Nemet International to market, sell and distribute the Cooper and Pneustone brands in Mexico. At the same time, we announced an additional agreement to source from Corporación de Occidente SA de CV, a Mexican tire manufacturer, up to 2.5 million tires in the future from the joint venture’s manufacturing facility located in Mexico.

°	Continued ramp up of Cooper Kenda Tire, the greenfield plant in China, and after facing issues early in the year finished on a pace that exceeded our plans.

°	Repurchase of $81 million of outstanding debt and approximately 5% of our outstanding shares.

°	Significant improvement in the funding status of our pension plans. At the end of 2007, the net shortfall in funding was $42.6 million. At December 31, 2006, we reported a shortfall of $140 million globally with about 50% of the shortfall in each of the United States and Europe.

2007 Executive Compensation Program Highlights

•	Our executive compensation program is designed to motivate the achievement of financial results that provide value to our stockholders.

•	Our executive compensation program emphasizes pay-for-performance through annual and long-term incentive programs, which collectively:

°	are the majority of our named executive officers’ target annual compensation; and

°	only payout if specific goals are achieved.

•	Our executives also receive base salaries, retirement and other benefits.

•	Our 2007 incentive plans were designed to focus the executive team on profitability, controlling costs while maintaining quality and managing cash flow, which:

°	are key elements of our business strategy; and

°	lead to stockholder value.

•	Based on our 2007 performance in these critical areas, which was above targeted levels, the executives’ annual and long-term incentive payouts for 2007 performance were generally at or above targeted levels, as highlighted in the following table:

Incentive Plan	2007 Measures of Success	2007 Performance

Annual	• Operating Profit (60% weighting)	Above target
	• Cost/Profit Improvement (20% weighting)	Target

	• Working Capital (10% weighting)	Above target
	• Inventory Management (10% weighting)	Target

Long-Term	• Net Income (70% weighting)	Maximum
	• Cash Flow (30% weighting)	Maximum

The Compensation Committee believes the 2007 pay levels were appropriately in line with performance results, and achieved our executive compensation program’s objectives.

Executive Compensation Philosophy and Approach

Our Philosophy is to Provide Market Competitive Pay for Achieving Targeted Results

We target the compensation opportunities that we offer, both for each element of compensation and in the aggregate, at the middle of the range offered by comparably-sized industrial companies. The market data reflects current pay levels for executives in comparable positions primarily in similar-sized general industry companies. We have historically not used a specific peer group but focused instead on general industry companies due to the wide variety of specific jobs that cross many functions in the marketplace. Our named executive officers can earn more or less than their targeted pay levels based on actual results relative to the performance goals.

Our Pay Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a consistent approach for setting the compensation for Messrs. Armes and Weaver and the other officers. In recruiting executives, however, we may need to provide different types and amounts of compensation to induce an individual to join the company.

We take a holistic approach when establishing salary, annual and long-term incentive award opportunities. As a result, in addition to reviewing market benchmark data as provided by our independent compensation consultant for comparable positions, we aim for company positions with comparable responsibilities to have similar target incentive award opportunities as a percentage of base salary. Actual total compensation can vary widely from target compensation based on company and business unit performance because pay is ultimately a function of opportunity and performance, and it is difficult to calibrate compensation at a specific point in time.

Our Pay Program is Designed to Attract, Motivate and Retain Outstanding Executive Talent

In order to maximize stockholder value, we have designed our executive compensation program to attract, motivate and retain outstanding executives through the following principles:

•	Pay for performance. A significant portion of the value that our executives realize as compensation is based on performance, which motivates our executives to achieve annual and long-term goals. As such, the majority of the annual pay opportunity is variable and “at-risk,” which means it is earned based on our achievement of financial goals. The value realized from earned equity awards is also based on the appreciation of our stock price over the performance period.

•	Be competitive. We establish our executive compensation opportunities, in part, based on a review of the practices for comparable positions at U.S. industrial companies with annual revenues comparable to that of the company.

•	Facilitate stock retention. We deliver all long-term incentive award compensation opportunities by granting equity awards. Ongoing stock retention is required of our named executive officers and senior executives who are subject to minimum ownership guidelines.

•	Encourage long service. We offer retirement and savings plan benefits which are payable after our executives retire from Cooper Tire.

Our Executive Compensation Program Emphasizes Performance-Based Pay

In order to motivate and reward executives for maximizing stockholder value, the majority of each executive’s annual target compensation will be variable, “at-risk” compensation. The “at-risk” portion increases as an executive assumes greater levels of responsibility and has a greater impact on the company. The percentage of our named executive officers’ 2007 target total direct compensation (including salary, target annual and long-term incentive award opportunities) that was “at-risk” as of the time it was initially approved is presented in the table below:

		Target	Target
		Annual	Long-Term	Target
		Incentive	Incentive	Total
	Base	(“At-Risk”	(“At-Risk”	Direct
	Salary	Compensation)	Compensation)	Compensation

Mr. Armes	23%	19%	58%	100%
Mr. Weaver	28%	14%	58%	100%
Mr. Kline	34%	15%	51%	100%
Mr. Krivoruchka	51%	23%	26%	100%
Mr. Miller	33%	15%	52%	100%
Mr. Geers	49%	22%	29%	100%

Our Executive Officer Compensation Program is Administered by the Compensation Committee

Our Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management. The Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee has retained Towers Perrin, an outside compensation consultant, to provide pay benchmarking and other assistance, as directed by the Compensation Committee. The Compensation Committee annually analyzes market benchmark data provided by Towers Perrin regarding base salary and annual and long-term incentive opportunities, and evaluates periodically market benchmark data regarding other compensation elements.

Additional information about the role and processes of the Compensation Committee is presented under the heading “Meetings of the Board of Directors and its Committees — Compensation Committee” below.

Our Incentive Performance Targets are Set Based on An Annual Operating Plan and Other Factors

The Compensation Committee sets annual performance targets at the beginning of each year based upon its determination of what would constitute an appropriate level of performance for the company or individual business units. Our Chief Executive Officer, Chief Financial Officer and Senior Vice President for Global Human Resources present specific recommendations to our Compensation Committee regarding the annual performance targets. Management and the Compensation Committee analyze and discuss these recommendations. Modifications, as necessary, may be made by the Compensation

Committee generally before it approves the annual performance targets. In setting the performance targets, the following primary factors are considered:

•	Our expected performance based on our annual operating plan for the company and individual business units, which is reviewed with the Board of Directors prior to the beginning of the year;

•	The economic environment in which we expect to operate during the year; and

•	The achievement of financial results expected to enhance stockholder value.

Executive Compensation Program Design

Our Compensation Program Consists of Salary, Incentive Opportunities and Benefits

We believe our executive compensation program, by element and in total, best achieves our objectives. The primary elements of our executive compensation program, which are key to the attraction, retention and motivation of our named executive officers, are described below:

Element	Purpose	Nature of Component

Base Salary	Reward an individual executive’s competencies, skills, experience and performance	• Non-“at-risk” cash component • Eligible for annual merit increases and adjustments for changes in job responsibilities

Annual Incentive Compensation	Motivate and reward executives for the achievement of financial goals with results measured against targeted levels	• Performance-based, variable and “at-risk” cash opportunity • Amount earned will vary based on actual financial and individual results

Long-Term Incentive Opportunities	Motivate and reward executives for the achievement of financial goals and stock price appreciation over time	• Performance-based, variable and “at-risk” equity-based opportunity • Amount realized by the executive is dependent upon financial results and stock price appreciation

Retirement Benefits	Encourage and reward long-term service by providing market-based benefits upon retirement	• Cash component that varies based on factors such as years of service and compensation level • Contributions tied to incentive awards will vary based on awards earned

Presented below are the key mechanics of each pay element as applied to our named executive officers for 2007.

Competitive Base Salaries are the Foundation of Our Executive Compensation Program

We provide market competitive base salaries to attract and retain outstanding executive talent, as well as provide a basic degree of financial security and reward for executive performance. We review base salaries annually, and make increases, if any, based on business needs and market conditions.

Our Annual Incentive Plan Rewards Executives for Profitability, Cost and Cash Flow Results

We provide our named executive officers and other executives with an annual incentive award opportunity to motivate and reward them for achieving company and business unit financial goals. The annual cash incentive opportunities are expressed as a percentage of base salary. If earned, awards are paid in the executive’s first paycheck following our February Board of Directors meeting.

For 2007, the Compensation Committee established, based on input from Messrs. Armes and Weaver, the following financial performance metrics for the annual incentive program:

•	Operating profit (60% weighting): Equal to net sales less the cost of goods sold and selling, general and administrative expenses.

•	Working capital (10% weighting): Assessed by the five-point (prior year-end and performance each quarter) average of accounts receivable plus inventory less accounts payable.

•	Inventory management (10% weighting): Goal was determined to be a specific dollar inventory reduction from the June 30, 2006 base inventory balance.

•	Project Sunrise (14% weighting): A cost/profit improvement project in which we developed a more contemporary product management system, mix improvement, better pricing and a change to our manufacturing and distribution strategy.

•	Global Profit Management System (6% weighting): A company-wide cost improvement project in which we focused on making quick payback cost improvements that improve efficiency, output and quality.

Executives with business unit responsibilities have their incentive award opportunity based on both company and business unit financial goals.

Award payments are based on actual results relative to the established performance targets, as determined by our Compensation Committee. Actual incentive award payments for operating profit and working capital performance can range from 0% to 200% of the target incentive award opportunity. For the other performance measures, actual incentive award payments to our named executive officers are generally either 0% or 100% of the target incentive award opportunity. In February 2008, however, our Compensation Committee approved an adjustment to the performance target for the Global Profit Management System performance metric, which adjustment impacted Mr. Miller. This adjustment allowed Mr. Miller to receive 70% of his target incentive award opportunity for the Global Profit Management System performance metric for achievement of less than 100% of the pre-established target for this performance metric. Our Compensation Committee made this adjustment at the end of the performance period in recognition of the high level of challenges in the international markets in which we operate and compete.

Our Long-Term Incentives Reward Executives for Financial and Stock Price Performance

We grant long-term incentive awards to help align the interests of our named executive officers and other executives with the investment interests of our stockholders. The Compensation Committee approves long-term incentive award opportunities for each senior executive (including the named executive officers) and the aggregate awards for other participants. Long-term incentive awards are granted under our 2006 Incentive Compensation Plan.

For 2007, long-term incentives were provided solely through performance shares, which can be earned over the 2007-2009 period and are payable in early 2010. The Compensation Committee established company net income (70% weighting) and operating cash flow (30% weighting) performance targets to determine the achievement of performance shares (the change in cash excluding capital expenditures, dividends and debt financing). The Compensation Committee decided to utilize these performance metrics because improvement in our net income and prudent management of cash is imperative over the three-year time horizon of the performance period. Payouts can range from 0% to 200% of the long-term incentive plan target award opportunities. The ultimate value of awards earned will be based on our stock price at the end of the performance/vesting period, and by doing so, the award is aligned with stockholder value creation.

The net income and operating cash flow targets for each year in the 2007-2009 performance period are based on the respective year’s operating plan. The performance shares can be notionally earned annually (one-third of the total per year) based on the net income and operating cash flow results for 2007, 2008 and 2009, respectively. The notionally earned performance shares will earn dividend equivalents. Notionally earned awards will vest and be payable in common stock in early 2010, except in instances of death, disability or retirement.

In January 2007, Mr. Armes received a grant of restricted stock units, which vests after three years, in order to induce him to join the company and to provide immediate alignment with our stockholders’ interests. For additional details, see discussion below, “Compensation for Mr. Roy V. Armes, Our Chairman, Chief Executive Officer and President.”

Accounting and Tax Implications

The Compensation Committee considers the accounting and tax implications in selecting award types. In the “2007 Summary Compensation Table” below, the accounting cost attributed during 2007 to outstanding performance share grants is presented under the “Stock Awards” column. The full grant date accounting fair value (under Statement of Financial Accounting Standards No. 123 (Revised 2004), or FAS 123(R)) of the 2007 performance share awards is presented in the “2007 Grants of Plan-Based Awards Table” below.

The ultimate value, if any, which may be realized by our named executive officers based on performance share awards is not determinable at the date of grant. When the executive receives a distribution of the shares, they are taxed in accordance with the income tax law and regulations applicable at the time at ordinary income rates (subject to withholding), and we receive a corresponding tax deduction when appropriate.

Award Grant Timing and Pricing

Regarding grants of equity-based awards, our policy is to set the grant/exercise price of awards at the average of the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant. For current executives, the grant date is the date of our February Board of Directors meeting. For new executives, the grant date is at or shortly after the hiring date for each new eligible executive.

Discretionary Grant Pool

On February 8, 2000, our Board of Directors granted authority to our Management Executive Committee to make discretionary grants of up to an aggregate of 500,000 shares of our common stock to our executives and employees based on their performance and contributions to Cooper Tire. A total of 130,301 shares of our common stock have been granted to employees under this authority since February 8, 2000. Other than for this discretion, only our Compensation Committee and Board of Directors are involved in grants of equity-based awards.

Awards Prior to 2007

Prior to 2007, we granted performance cash, performance share units, stock options and restricted stock units. Performance cash and performance share unit awards can be earned based on return on invested capital results over a three-year period (the 2006 grants covered the period January 1, 2006 to December 31, 2008). Stock options vest in installments of 25% per year beginning one year after the date of grant. The option term is 10 years, after which, if not exercised, the option expires. Restricted stock units fully vest three years after the date of grant and are paid in shares of our common stock.

Analysis of 2007 Executive Compensation Levels

Salary Levels Reflect an Executive’s Responsibilities and Other Factors

For 2007, the base salaries for our named executive officers were within a market median range, considering an individual executive’s responsibilities, performance, experience and time in position. Due to cost considerations and consistent with our profitability improvement plan, the named executive officers did not receive merit salary increases for 2007. This was consistent with the focus on reduced spending and on cost saving initiatives in 2007.

2007 Annual Incentive Awards Reflect Our Above Target Financial Performance

Presented below are the 2007 performance results for targets set at the beginning of the year. The officers’ 2007 annual incentive awards were based on company performance, except for Mr. Miller, whose award was based on a mix of company and International Tire Division financial goals. Our 2007 financial performance results were generally at or above targeted levels, reflecting our success in implementing our business strategy. As such, annual incentive awards earned for 2007 performance were generally above targeted levels.

2007 Annual Incentive	2007 Corporate	2007 North America	2007 International
Measures of Success	Achievement	Achievement	Achievement

Operating Profit	16.2% Above Target	54.3% Above Target	29.8% Below Target
(60% weighting)
Working Capital	16.7% Above Target	25.4% Above Target	10.9% Below Target
(10% weighting)

Payout based on Target Achievement

2007 Annual Incentive	2007 Corporate	2007 North America	2007 International
Measures of Success	Achievement	Achievement	Achievement

Gross Cost/Profit Improvement	At Target	At Target	20.8% Below Target
(20% weighting)
Inventory Management	At Target	At Target	243.2% Below Target
(10% weighting)

Presented below are the named executive officers’ 2007 target and actual incentive awards, expressed as a percentage of base salary. As result of 2007 financial performance results, the named executive officers’ 2007 incentive awards were generally above target levels.

Executive	2007 Target Incentive (%)	Actual 2007 Incentive (%)

Mr. Armes	85%	108%
Mr. Weaver	50%	64%
Mr. Kline	45%	57%
Mr. Krivoruchka	45%	60%
Mr. Miller	45%	30%
Mr. Geers	45%	0%

The actual incentive award payouts for our named executive officers are presented in the “2007 Summary Compensation Table” below as part of the “Non-Equity Incentive Plan Compensation” column. Mr. Miller’s incentive was tied to operating units that did not achieve target performance in 2007. Our Compensation Committee also made a performance target adjustment impacting Mr. Miller as described above. Mr. Geers, after retiring effective as of June 29, 2007, entered into a consulting agreement with us and, in lieu of annual and long-term incentive plan awards, was paid a lump sum amount.

Long-Term Incentive Payouts for Periods Ending in 2007 Reflect Our Strong Financial Performance

We reviewed and notionally paid shares in February 2008 based on our achievement of financial performance goals as discussed below. Employees must remain employed through the vesting period (2010) to earn the shares that have been notionally paid, except in instances of death, disability or retirement.

2007 to 2009 Performance Share Grants: Shares Notionally Earned for 2007 Performance

Presented below are the 2007 performance targets, set at the beginning of the year, and 2007 financial results. Financial performance results were above targeted levels, reflecting our success in implementing our business strategy. As such, the performance shares notionally earned for 2007 performance were at maximum levels.

2007 Long-Term Incentive
Measures of Success	2007 Achievement

Net Income (70% weighting)	145.8% Above Target
Operating Cash Flow (30% weighting)	34.7% Above Target

Presented below are the named executive officers’ target share opportunities (each equal to one-third of the aggregate target for the 2007 to 2009 performance cycle) and the number of shares contingently earned for 2007 financial performance. The maximum (200%) of the performance share grants that could be notionally earned for 2007 net income and operating cash flow performance were earned. These shares will vest and be payable in early 2010.

Officer	Target Share Award	Shares Notionally Earned

Mr. Armes	38,991	77,982
Mr. Weaver	17,922	35,844
Mr. Kline	10,680	21,360
Mr. Krivoruchka	3,300	6,600
Mr. Miller	10,290	20,580
Mr. Geers	3,363	0

The potential award range for the 2007 performance share grants, by named executive officer, are presented in the “2007 Grants of Plan-Based Awards Table” below. Long-term incentive plan awards have been reviewed and granted on a year-to-year basis similar to the annual incentives.

Compensation for Mr. Roy V. Armes, Our Chairman, Chief Executive Officer and President

On January 1, 2007, Mr. Armes joined us as President and Chief Executive Officer. In December 2007, Mr. Armes was appointed Chairman of the Board. In January 2007, we entered into an employment agreement with Mr. Armes specifying certain pay levels and providing severance benefits in certain circumstances. The terms of the employment agreement were set in order to induce Mr. Armes to join us and were developed based on consideration of market benchmark data for similar companies provided by Towers Perrin and potential cost implications. Key terms of the agreement are summarized below:

•	Initial annual base salary of $700,000.

•	Target annual incentive award opportunity equal to 85% of his base salary. For the 2007 fiscal year, Mr. Armes’s annual incentive award was assured to be no less than his target of 85% of his base salary.

o	As a result of our above target financial performance in 2007, Mr. Armes earned an annual incentive award equal to 108% of his base salary.

•	Performance share target award opportunity for 2007 to 2009 covering 116,974 shares (one-third or 38,991 of the shares could be contingently earned for 2007 performance and payable in early 2010).

•	Award of restricted stock units in an aggregate amount at date of grant equal to $4,000,000, subject to three-year “cliff” vesting (which means the award vests in total all at one time). Restricted stock units were granted in order to induce Mr. Armes to join us and to provide immediate alignment with our stockholders’ interests.

Effective January 1, 2008, the Compensation Committee made pay adjustments to recognize Mr. Armes’ appointment as Chairman and his performance (as reflected in the financial performance discussed above), as well as consideration of competitive market pay levels for comparable positions. Specifically, the following pay adjustments were made:

•	Base salary was increased to $850,000.

•	Performance share target award opportunity was increased from 250% to 300% of base salary.

Other Program Design Elements

Our Officers are Required to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers whose business decisions impact our operations and results should obtain and maintain a reasonable equity stake in Cooper Tire. As such, the Compensation Committee has established minimum stock ownership guidelines for our named executive officers, excluding Mr. Kline, who was over age 60 when he joined us, and Mr. Geers, who has retired. Effective January 2008, our other Vice Presidents became subject to minimum stock ownership guidelines of one-times salary, which must be achieved within three years.

Under the guidelines, stock ownership includes the following:

•	shares owned outright or jointly owned (if the executive has voting control);

•	shares of restricted stock or restricted stock units;

•	shares/share equivalents in our deferred compensation program or 401(k) plan; and

•	performance shares that are notionally earned.

Unexercised stock options and unearned performance shares do not count towards the stock ownership guidelines.

Presented below is the achievement status of the four named executive officers subject to stock ownership guidelines as of the end of 2007.

Officer	Ownership Guideline	Achievement Status

Mr. Armes	Three times Base Salary	Achieved as of December 31, 2007
Mr. Weaver	Two times Base Salary	Achieved as of December 31, 2007
Mr. Miller	Two times Base Salary	Achieved as of December 31, 2007
Mr. Krivoruchka	Two times Base Salary	Achievement targeted for August 2010

If any of our named executive officers does not timely satisfy the stock ownership guidelines, then our Compensation Committee may penalize the executive officer by:

•	imposing a mandatory payment of 50% of his or her annual bonuses in stock;

•	requiring that the executive retain 50% of the net after-tax shares following the exercise of stock options or vesting of other equity awards;

•	requiring that 50% of the executive’s long-term incentive awards be paid in stock; or

•	reducing the executive’s long-term incentive grants.

Our Compensation Program Includes Other Elements to Provide a Competitive Total Package

As part of a complete and competitive executive compensation package, executives (including our named executive officers) receive additional benefits as summarized below.

Additional details are provided in the tabular disclosures below. These benefits, several of which are not related to performance, are designed to provide a market competitive package to attract and retain outstanding executive talent needed to achieve our business objectives.

Retirement Benefits

In order to facilitate and reward long service by highly-qualified executives, we provide retirement benefits designed to be competitive with market practices. We provide a combination of automatic contributions and potential matching contributions, if employees contribute and company performance is at minimum levels.

•	Pension Plan. We have a cash balance plan in which annually a percentage of a participant’s compensation is credited to a notational account to which earnings are also credited. Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant.

•	401(k) Plan. If return on beginning stockholders’ equity is at least 10% for the year, employees are eligible to receive company matching contributions of up to 3% of salary if a participant contributes up to 6% of salary. An additional company contribution will be contributed if return on invested capital achieves certain specified levels. In 2007, a match of 3% was made as a result of financial performance.

•	Non-qualified Plan. This plan makes-up for any benefits not accrued under the pension or 401(k) plans due to Internal Revenue Code limits on qualified benefits, which allows executives, including our named executive officers, to participate at the same level as other employees.

The actuarial change from 2006 in our named executive officers’ pension benefits and the value of 401(k) company contributions are presented in the “2007 Summary Compensation Table” below. Detailed information about these plans is presented in the “2007 Pension Benefits Table” and related disclosures below.

Elective Deferred Compensation

In order to provide executives an opportunity to defer earned salary or cash incentive awards, we have a non-qualified deferred compensation plan. This is consistent with benchmarks for similar companies resulting in our program being appropriately competitive. The plan allows selected senior management employees (including our named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. We do not make matching or other employer contributions to the executive deferred compensation plan. Detailed information about this plan is presented in the “2007 Non-Qualified Deferred Compensation Table” and related disclosures below.

Perquisites

As part of a market competitive executive compensation package, we provide a limited amount of perquisites to senior executives (including the named executive officers). We provide these perquisites, which we believe are consistent with those offered by similar companies, to attract and retain executives. In 2007, we provided corporate automobiles, group term life insurance and relocation costs. Additionally, payments for executives’ physical examinations were available, but we incurred no expenses for this perquisite in 2007. The value of these perquisites is presented in the “2007 Summary Compensation Table” below as part of the “All Other Compensation” column.

Employment Agreements, Change in Control Arrangements and Consulting Agreement

We have employment agreements with Messrs. Armes and Weaver and change in control arrangements with our senior executives to assist with attraction and retention. These arrangements only result in value if an actual change in control or termination (for Messrs. Armes and Weaver) occurs, and thus are not considered part of annual compensation. We believe the change in control arrangements with senior executives maintain productivity, facilitate a long-term commitment and encourage retention when confronted with the potential disruptive impact of a change in control of the company.

The employment agreements with Messrs. Armes and Weaver specify minimum pay levels and provide severance benefits in certain circumstances (both with and without a change in control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data for similar companies provided by Towers Perrin, cost and other considerations, and were set to attract him to join the company. Mr. Armes’ current minimum base salary under his employment agreement is $700,000 and Mr. Weaver’s current minimum base salary under his employment agreement is $400,015.

See “Potential Payments Upon Termination or Change of Control” for more information regarding these arrangements.

Mr. Geers retired from his position of Vice President, Global Human Resources with us as of June 29, 2007. On November 1, 2007, Mr. Geers entered into a consulting agreement with us under which Mr. Geers will serve as a consultant to our management through December 31, 2008 (unless the agreement is earlier terminated, or extended by mutual agreement, as provided for in the agreement). We entered into this agreement with Mr. Geers because we believe Mr. Geers will be able to provide us with assistance and guidance regarding many of the company projects and issues on which he worked while an employee, which projects and issues have continued since Mr. Geers’ retirement. During this period, Mr. Geers will report to our Senior Vice President, Global Human Resources, and we anticipate that Mr. Geers will provide management assistance to us regarding various company issues.

For his services, Mr. Geers was paid a lump sum of $350,000, and is being provided a vehicle under the terms of our vehicle program until either Mr. Geers dies or December 31, 2008. Mr. Geers will have the option to purchase this vehicle, at a price equal to our cost, on or before December 31, 2008. We will also reimburse Mr. Geers for his reasonable and ordinary expenses incurred in connection with his duties, and through December 31, 2007 we provided Mr. Geers with a cell phone, a Blackberry, office space with a computer and security access to our business premises. Mr. Geers is not entitled to any other benefits that we provide to our full-time employees.

Other Considerations

General Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive executive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers will not be deductible unless it meets specified criteria for being “performance based.” Our Compensation Committee generally designs and manages our incentive programs to qualify for the performance based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. In 2007, the following Chief Executive Officer compensation arrangements did not meet the specific criteria of Section 162(m): guaranteed annual incentive award and a grant of restricted stock units that are not based upon performance. The Compensation Committee provided this compensation to the Chief Executive Officer as part of the inducement package for Mr. Armes to join the company.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2008 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Byron O. Pond, Chairman
John J. Holland
John F. Meier
Richard L. Wambold
Robert D. Welding

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2007, descriptions of the cash compensation paid by us, as well as certain other compensation paid or accrued, for that year to our named executive officers, who are:

•	Mr. Roy V. Armes, our Chairman, Chief Executive Officer and President;

•	Mr. Philip G. Weaver, our Vice President and Chief Financial Officer;

•	Mr. Harold C. Miller, our President of our International Tire division, Mr. James E. Kline, our Vice President, General Counsel and Secretary, and Mr. Mark W. Krivoruchka, our Senior Vice President, Global Human Resources, who were our three other most-highly compensated executive officers other than Messrs. Armes and Weaver who were serving as of December 31, 2007; and

•	Mr. James H. Geers, our former Vice President, Global Human Resources, who would have been one of our other most-highly compensated executive officers but for the fact that he was no longer an executive officer as of December 31, 2007.

2007 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2006 and 2007 for our named executive officers.

						Change
						in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)		($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)		(j)

Roy V. Armes,	2007	$700,000	$1,661,074	—	$756,313	$80,097	$114,588	(5)	$3,312,072
Chairman, Chief Executive Officer and President
Philip G. Weaver,	2007	$400,015	$607,108	$29,937	$254,233	$177,753	$12,816	(6)	$1,481,862
Vice President,	2006	$400,015	$69,969	$25,070	$27,175	$95,394	—		$617,623
Chief Financial Officer
James E. Kline,	2007	$320,985	$360,239	$17,840	$183,604	$43,254	$23,842	(7)	$949,764
Vice President,	2006	$320,985	$35,389	$14,893	$42,665	$28,085	—		$442,017
General Counsel and Secretary
Mark W. Krivoruchka,	2007	$115,385	$41,916	—	$69,581	—	$99,302	(8)	$326,184
Senior Vice President, Global Human Resources
Harold C. Miller,	2007	$294,297	$120,981	$17,188	$87,959	$25,349	$12,738	(9)	$558,512
President, International Tire	2006	$294,297	$33,625	$14,330	$24,855	$19,352	—		$386,459
James H. Geers,	2007	$145,236	$11,728	$9,152	—	$477,525	$362,889	(11)	$1,006,530
former Vice President	2006	$259,896	$40,910	$7,428	$34,508	$51,194	—		$393,936
Global Human Resources(10)

(1)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the amounts of compensation cost recognized in 2007 for financial reporting purposes related to awards in 2007 and in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 18 to our consolidated financial statements for the twelve months ended December 31, 2007 for details as to the assumptions used to determine the fair value of the stock awards.

(2)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the amounts of compensation cost recognized in 2007 for financial reporting purposes related to awards in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 18 to our consolidated financial statements for the twelve months ended December 31, 2007 for details as to the assumptions used to determine the fair value of the option awards.

(3)	The amounts shown in this column represent payouts in cash for 2007 performance under our annual incentive program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial goals and the executives’ achievement of certain individual goals. See “Compensation Discussion and Analysis” for more information about our annual incentive program.

(4)	These amounts represent aggregate changes in the actuarial present value of the named executive officers’ accumulated benefit under our pension plans (including our supplemental plans).

(5)	This amount includes corporate automobile, group term life insurance, relocation cost of $85,935, including $4,362 in taxable gross-up for perquisites, and a $21,000 investment savings plan contribution match.

(6)	Represents investment savings plan contribution match.

(7)	This amount includes: corporate automobile and group term life insurance for perquisites, and $10,910 investment savings plan contribution match.

(8)	This amount includes group term life insurance, fitness, relocation costs of $95,117, including $8,065 in taxable gross-up for perquisites, and $3,462 investment savings plan contribution match.

(9)	Represents dividend equivalents paid relating to restricted stock units of $3,571 and investment savings plan contribution match of $9,167.

(10)	Mr. Geers retired as our Vice President, Global Human Resources effective as of June 29, 2007. We and Mr. Geers entered into a Consultant Agreement on November 1, 2007 under which Mr. Geers will serve as a consultant to us through December 31, 2008, unless the agreement is earlier terminated.

(11)	This amount includes dividend equivalents paid relating to restricted stock units of $7,497, an investment savings plan contribution match of $5,392 and a $350,000 lump sum payment for consulting services.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2007. The stock option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2007 Fiscal Year-End Table” below. All awards are granted under our 2006 Incentive Compensation Plan.

								All Other		Grant
								Stock		Date
		Estimated Possible			Estimated Future			Awards:	Exercise	Fair
		Payouts Under			Payouts Under			Number of	or Base	Value of
		Non-Equity Incentive			Equity Incentive			Shares	Price of	Stock and
		Plan Awards			Plan Awards			of Stock	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards	Awards
Name	Date	($)(1)	($)(2)	($)(3)	(#)(4)	(#)(5)	(#)(6)	(#)	($/Sh)	($)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(k)	(l)

Roy V.	01/02/07	—	—	—	—	—	—	284,334	—	$4,000,000
Armes	02/27/07	—	—	—	19,496	38,991	77,982	—	—	$1,179,868
	—	595,000	595,000	1,011,500	—	—	—	—	—	—

Philip G.	02/27/07	—	—	—	8,961	17,922	35,844	—	—	$542,320
Weaver	—	6,000	200,008	340,013	—	—	—	—	—	—

James E.	02/27/07	—	—	—	5,340	10,680	21,360	—	—	$323,177
Kline	—	4,333	144,443	245,554	—	—	—	—	—	—

Mark W.	08/06/07	—	—	—	—	—	—	5,000	—	$113,425
Krivoruchka	08/06/07	—	—	—	1,650	3,300	6,600	—	—	$149,721
	—	1,698	56,589	96,201	—	—	—	—	—	—

Harold C.	02/27/07	—	—	—	5,145	10,290	20,580	—	—	$311,375
Miller	—	3,973	132,434	225,137	—	—	—	—	—	—

James H.	02/27/07	—	—	—	1,682	3,363	6,726	—	—	$101,764
Geers(8)	—	3,509	116,953	198,820	—	—	—	—	—	—

(1)	Under our annual incentive plan, for the 2007 performance period, if performance is below 70% of target for our operating profit and working capital performance metrics, and below 100% of target for our cost/profit improvement and inventory management performance metrics (except for Mr. Miller, who was affected by a performance target adjustment discussed above in “Compensation Discussion and Analysis”), then our executives will not receive any payout. Threshold performance to receive any payout under our operating profit and working capital performance metrics is 30% of target, and threshold performance to receive any payout under our cost/profit improvement and inventory management performance metrics is 100% of target. The amounts shown in column (c) represent the minimum amount payable (3% of targeted payout amount) for minimum performance (70% achievement of our working capital performance metric), except for Mr. Armes, whose threshold amount is established by his employment agreement.

(2)	The amounts shown in column (d) represent potential payouts for the 2007 performance period if performance equals 100% of target for each performance metric (the payout is 100% of the executives’ targeted payout amounts).

(3)	The amounts shown in column (e) represent the maximum potential payouts for the 2007 performance period based on performance equal to or exceeding 150% of target for our operating profit and working capital performance metrics, and 100% of target for our cost/profit improvement and inventory management performance metrics. The payout amounts are capped at 170% of the executives’ targeted payout amounts.

(4)	Under our long-term incentive program, for the 2007-2009 performance period, if performance is below 80% of target, then our executives will not receive any payout. At threshold performance, which is equal to 80% of target, the amount payable is 50% of the executives’ targeted payout amounts.

(5)	The amounts shown in column (g) represent potential payouts for the 2007-2009 performance period if performance equals 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(6)	The amounts shown in column (h) represent the maximum potential payouts for the 2007-2009 performance period, based on performance equaling or exceeding 110% of target. The payout amounts are capped at 200% of the executives’ targeted payout amounts.

(7)	The amounts in column (l) represent the fair value as of the grant date of stock awards and option awards determined pursuant to FAS 123R.

(8)	Mr. Geers, after retiring effective as of June 29, 2007, entered into a consulting agreement with us and, in lieu of his long-term incentive plan award, was paid a lump sum amount.

Non-preferential dividend equivalents accrue on these restricted stock units at the same quarterly rate as that paid to our stockholders, which for 2007 was $0.105 per share. For all named executive officers, the non-equity incentive awards reflected in columns (c) through (e) of the above table were granted under our annual incentive plan, and the equity incentive awards reflected in columns (f) through (h) and (l) of the above table were granted by our Compensation Committee on February 27, 2007 as part of our long-term incentive compensation program. For more information about these awards, see “Compensation Discussion and Analysis” above.

The awards to Mr. Armes and Mr. Krivoruchka reflected in columns (i) and (l) of the “2007 Grants of Plan-Based Awards Table” above represent restricted stock units granted by our Compensation Committee on January 2, 2007 to Mr. Armes and on August 6, 2007 to Mr. Krivoruchka. These restricted stock units are subject to a three-year vesting period. Non-preferential dividends also accrue on these stock awards.

Certain of our named executive officers are or were parties to employment agreements with us. For more information about these agreements, see “Compensation Discussion and Analysis — Employment Agreements, Change in Control Arrangements and Consulting Agreement” above. For more information about the compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and bonus, see “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance shares that have not been earned and restricted stock units) held by our named executive officers at the end of 2007.

	Option Awards				Stock Awards
								Equity
								Incentive
								Plan
							Equity	Awards:
							Incentive	Market or
							Plan	Payout
							Awards:	Value of
	Number						Number of	Unearned
	of	Number of				Market	Unearned	Shares,
	Securities	Securities			Number of	Value of	Shares,	Units or
	Underlying	Underlying			Shares or	Shares or	Units or	Other
	Unexercised	Unexercised			Units of	Units of	Other	Rights
	Options	Options	Option		Stock That	Stock That	Rights That	That
	(#)	(#)	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(2)	($)	Date	(#)	($)(3)	(#)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Roy V. Armes	—	—	—	—	368,067	$6,102,551	77,982	$1,292,942

Philip G. Weaver	9,000	—	$22.94	July 20, 2009	—	—	—	—
	50,000	—	$14.96	Feb. 6, 2012	—	—	—	—
	50,000	—	$14.62	Feb. 5, 2013	—	—	—	—
	50,000	—	$19.76	Feb. 4, 2014	—	—	—	—
	24,425	—	$21.61	Feb. 15, 2015	—	—	—	—
	6,107	18,318	$14.40	Feb. 14, 2016	—	—	—	—
	—	—	—	—	45,857	$760,309	35,844	$594,294

	189,532	18,318

James E. Kline	14,555	—	$21.61	Feb. 15, 2015	—	—	—	—
	—	10,916	$14.40	Feb. 14, 2016	—	—	—	—
	—	—	—	—	28,458	$471,834	21,360	$354,149

	14,555	10,916

Mark W. Krivoruchka	—	—	—	—	11,654	$193,223	6,600	$109,428

Harold C. Miller	10,000	—	$18.20	July 17, 2012	—	—	—	—
	10,000	—	$14.62	Feb. 5, 2013	—	—	—	—
	10,000	—	$19.76	Feb. 4, 2014	—	—	—	—
	14,023	—	$21.61	Feb. 15, 2015	—	—	—	—
	3,506	10,517	$14.40	Feb. 14, 2016	—	—	—	—
	—	—	—	—	26,334	$436,618	20,580	$341,216

	47,529	10,517

James H. Geers	—	—	—	—	—	—	—	—

(1)	On November 16, 2005, our Compensation Committee approved an acceleration of vesting of employee stock options and approximately 1,768,000 options with varying remaining vesting schedules became immediately exercisable. As a result of the acceleration, all of our stock options outstanding at December 31, 2005 were then exercisable.

(2)	These options were granted on February 14, 2006, and vest 25% on each anniversary of the date of grant over a four-year period and will be fully exercisable on February 14, 2010.

(3)	Value is based on the closing price of our common stock of $16.58 on December 31, 2007, as reported on the New York Stock Exchange.

2007 OPTIONS EXERCISED AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, in addition to stock awards that vested, plus the value realized by each named executive officer as the result of such vesting, during 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
(a)	(b)	(c)	(d)	(e)

Roy V. Armes	—	—	—	—
Philip G. Weaver	105,500	$824,705	—	—
James E. Kline	63,639	$269,563	—	—
Mark W. Krivoruchka	—	—	—	—
Harold C. Miller	—	—	1,145	$28,196
James H. Geers	86,159	$372,237	3,026	$83,714

(1)	These amounts represent the difference between our stock price when the option was exercised and the stock price on the date of grant multiplied by the number of options exercised.

(2)	These amounts represent the market value of our common stock on the vesting date multiplied by the number of shares that vested.

2007 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our pension plan and our supplemental pension plan.

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Roy V. Armes	Spectrum Retirement Plan	1	$12,375	—
	Nonqualified Supplementary Benefit Plan		$67,722
Philip G. Weaver	Spectrum Retirement Plan	17	$307,131	—
	Nonqualified Supplementary Benefit Plan		$765,297
James E. Kline	Spectrum Retirement Plan	4	$64,438	—
	Nonqualified Supplementary Benefit Plan		$57,884
Mark W. Krivoruchka	—	—	—	—
Harold C. Miller	Spectrum Retirement Plan	5	$64,029	—
	Nonqualified Supplementary Benefit Plan		$35,081
James H. Geers	Spectrum Retirement Plan	39	$1,739,664	—
	Nonqualified Supplementary Benefit Plan		$757,854

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is each of their current ages. See Note 13 to our consolidated financial statements for the twelve months ended December 31, 2007 for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies.”

We have a cash balance plan, which is a type of noncontributory defined benefit pension plan in which a participant’s benefit is determined as if an individual account had been established for him or her, for our non-union employees in the United States, other than those participants in our existing defined benefit plans who had reached age 40 and had at least 15 years of service with us as of January 1, 2002.

The cash balance plan provides for a participant to have credited to a hypothetical account established for him or her under the cash balance plan a percentage of his or her compensation (as defined in the cash balance plan) each year, and to have earnings credited each year to the participant’s hypothetical account balance at an interest rate equal to the 30-year Treasury bond rate. The percentage of the participant’s compensation that is credited to his or her hypothetical account each year is based upon the participant’s age and years of service, and increases in increments as the participant’s total age and years of service increase. A participant in the cash balance plan who was a participant in one of our prior defined benefit pension plans had credited to his or her hypothetical account in the cash balance plan on January 1, 2002 the actuarial equivalent lump sum of the participant’s frozen retirement benefit in the former plan, calculated as of January 1, 2002.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment at any time. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by any Social Security benefits payable to the participant.

Non-union employees who were participants in a defined benefit pension plan sponsored by us or one of our subsidiaries prior to January 1, 2002, and who had reached age 40 and had 15 or more years of service as of that date, continue to be covered by the terms of such prior plan. None of our named executive officers are covered by a prior plan.

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2007 for each of our named executive officers under our nonqualified deferred compensation plans and programs.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Roy Armes	—	$14,250	—	—	$14,250	(2)
Philip G. Weaver	—	$6,066	$20,286	—	$205,027	(3)
James E. Kline	—	$4,160	$213	—	$9,306	(2)
Mark W. Krivoruchka	—	—	—	—	—
Harold C. Miller	—	$2,417	$13,932	—	$147,569	(4)
James H. Geers	—	—	$7,582	$13,200	$48,795	(3)

(1)	The registrant contributions are reported above in the “2007 Summary Compensation Table” under the “All Other Compensation” column.

(2)	Represent amounts for nonqualified 401(k) investments savings plan.

(3)	Represent amounts for the deferral of restricted stock units, and amounts for nonqualified 401(k) investment savings plan.

(4)	Represents an amount for the deferral of base salary and annual and long-term incentive compensation, and amounts for nonqualified 401(k) investment savings plan.

For more information about our nonqualified deferred compensation program, see “Compensation Discussion and Analysis” above.

Qualified Deferred Compensation Plans

We maintain a tax-qualified 401(k) plan, the Spectrum Investment Savings Plan, which provides for broad-based employee participation. Under the 401(k) plan, all of our employees are eligible to receive matching contributions from us that are subject to vesting over time. There are two parts to our matching contribution.

First, we will contribute up to $0.50 to each participant’s account under the 401(k) plan for every $1.00 contributed by the participant, up to 6% of the participant’s salary, if we meet certain return on stockholders’ equity goals for a given year. We will not make a contribution for a particular year unless our return on stockholders’ equity for the year is in excess of 10% of the stockholders’ equity at the beginning of that year. Second, we will contribute an additional amount if our return on invested capital reaches certain specified levels. In 2007, the matching contribution for our 401(k) plan was $5,121,625.

We offer the 401(k) plan because it provides our employees with a way to save for retirement without significantly affecting the amount of their take-home pay. We intend to evaluate the 401(k) plan for competitiveness in the marketplace from time to time, but we do not anticipate taking the level of benefits provided into account in determining our executives’ overall compensation packages in the coming years.

Non-Qualified Deferred Compensation Plans

The plan allows selected senior management employees (including the named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant.

Each year, participants must make an irrevocable election to participate in the executive deferred compensation plan and choose (1) the amounts that they will defer for the subsequent year, (2) the form of distribution for the deferred amounts and (3) their investment preferences for the deferred amounts.

The executive deferred compensation plan allows participants to defer income taxation (but not Social Security or Medicare taxation) on the deferred amounts. Deferred amounts will be taxed at ordinary income tax rates when distributed to participants. We offer the executive deferred compensation plan to a select group of senior level management (about 25 executives) in order to allow them to defer more compensation than they would otherwise be permitted to defer under tax-qualified retirement plans, such as our 401(k) plan and pension plans, in order to help them build sufficient retirement savings. We also offer the executive deferred compensation plan as part of our competitive compensation package that enables us to attract and retain top executive talent.

We credit deferred amounts in bookkeeping accounts established for each participant, and hold the deferred amounts in a trust that we have established for the executive deferred compensation plan. This trust, unlike the trust for our 401(k) plan, is not protected against the claims of third parties. Based on the participants’ elections, deferred amounts are credited with earnings as if the deferred amounts were invested in accordance with those funds available under our 401(k) plan that were chosen by the participants. We do not make matching or other employer contributions to the executive deferred compensation plan. Distributions of deferred amounts will be made in accordance with the participants’ elections, and generally after the participants’ employment terminates, in a lump sum, in up to 10 annual installments, or in a combination of these two forms. Participants may in some cases delay distribution of deferred amounts. Participants may also change their distribution elections subject to distribution delays.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation when their employment with us is terminated. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change of control and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with post-termination payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

During 2007, we were a party to employment agreements with Messrs. Armes and Weaver. The tables below reflect the specific terms of these employment agreements.

The initial term of the employment agreement with Mr. Armes is for three years, which is automatically extended for successive one-year terms after the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment.

Mr. Weaver is covered by an employment agreement. As of January 1, 2009, Mr. Weaver will be covered by an amended employment agreement which will supersede in its entirety his prior employment agreement with us. Under the amended employment agreement, Mr. Weaver will serve as our Vice President and Chief Financial Officer for a term of one year. The term of the amended agreement will be automatically extended each year for additional one-year terms until the year in which Mr. Weaver’s 64th birthday occurs, unless either Mr. Weaver or we provide notice by September 30th that the term will not be extended. Under the current and amended agreements, Mr. Weaver is also entitled to certain severance and other post-termination benefits and payments.

Payments Made Upon Retirement

Under the terms of the employment agreements of Messrs. Armes and Weaver, if the named executive officer retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then-current base salary, to the extent unpaid, through his termination date, plus the pro-rata portion of benefits payable to him under both our annual incentive compensation program and our long-term incentive compensation program. The pro-rata portion of the annual incentive will be calculated using the actual performance of the applicable metrics as of the end of the year compared to established targets. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms.

Upon retirement, our named executive officers who are eligible to retire receive the following payments:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	Accelerated vesting of restricted stock units;

•	Accrued retirement benefits; and

•	All outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement) other than within two years following a change of control. These payments and benefits include the following:

•	Lump sum payment of $75,000 plus two times the sum of his base salary and average annual incentive compensation (three times, if terminated before December 31, 2009);

•	24 months’ continuation of life, accident and health benefits;

•	Full vesting of his initial restricted stock unit award. If the termination occurs during the two-year period on or following a change of control, Mr. Armes would receive full vesting of all then-unvested restricted stock unit and stock option awards;

•	All post-termination payments are conditioned upon the execution by Mr. Armes of a release of all claims against us; and

•	Non-competition and non-solicitation provisions that extend for two years after termination of employment.

Mr. Weaver’s current employment agreement provides for us to make payments to Mr. Weaver upon a termination without cause or for good reason (as defined in the employment agreement). Mr. Weaver’s agreement provides for the following:

•	An amount equal to the product of (1) the average annual compensation earned (including base salary and any annual and long-term incentive compensation earned or paid out) during the five calendar years prior to the year of termination multiplied by (2) the number of years remaining in the term of Mr. Weaver’s employment agreement. As of December 31, 2007, the term of the employment agreement was one year;

•	Pro-rata long-term incentive compensation (performance shares and performance units) accrued through the date of termination;

•	Accelerated vesting of outstanding stock options (value shown is the in-the-money value) and restricted stock units. Within 30 days of termination, these awards would be “cashed-out,” which means we would pay Mr. Weaver an amount equal to the intrinsic value of the awards;

•	Retirement benefits accrued as of the date of termination and incremental benefits (additional credit for two years);

•	The present value of company-provided lifetime life, accident and health insurance benefits for Mr. Weaver and his family, subject to mitigation;

•	Outplacement costs;

•	In order to receive the benefits outlined above, Mr. Weaver must execute and deliver to us a standard form of release of any and all claims arising out of or relating to his employment or service with us and his termination.

Payments to our other named executive officers include the following:

•	Pro rata incentive (annual and long-term) compensation accrued through the date of termination. The annual incentive shown below reflects the actual amount earned in 2007; and

•	Accrued retirement benefits (no additional retirement benefit credits are provided).

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, the named executive officers are entitled to the following payments:

•	Pro rata incentive (annual and long-term) compensation accrued through the date of termination; and

•	Accrued retirement benefits (no additional retirement benefit credits are provided).

Payments Made Upon Termination Subsequent to a Change of Control

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason other than within two years following a change of control. These payments and benefits include the following:

•	Lump sum payment of $75,000 plus two times the sum of his base salary and average annual incentive compensation (three times, if terminated before December 31, 2009);

•	24 months’ continuation of life, accident and health benefits;

•	Full vesting of his initial restricted stock unit award. If the termination occurs during the two-year period on or following a change of control, Mr. Armes would receive full vesting of all then-unvested restricted stock units and stock option awards;

•	A tax gross-up for excise taxes, if they exceed 110% of the “safe harbor limit,” resulting from payments triggered as a result of a change of control;

•	All post-termination payments are conditioned upon the execution by Mr. Armes of a release of all claims against us; and

•	Non-competition and non-solicitation provisions that extend for two years after termination of employment.

Based on his current employment agreement, Mr. Weaver is entitled to the following payments following a termination subsequent to a change of control:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	The greater of (1) the product of (A) the average annual compensation earned (including base salary and any annual and long-term incentive compensation earned or paid out) during the five calendar years prior to the year of termination multiplied by (B) the number of years remaining (i.e., one year) in the term of Mr. Weaver’s employment agreement or (2) three times the sum of (A) current base salary plus (B) target annual incentive compensation for the year prior to the change of control. The amount shown is reflective of (2) in this bullet point;

•	Accelerated vesting of outstanding stock options and restricted stock units. Within 30 days of termination, these awards would be “cashed-out,” which means that we would pay Mr. Weaver an amount equal to the intrinsic value of the awards;

•	Retirement benefits accrued as of the date of termination and incremental benefits (additional credit for two years);

•	Company-provided life, accident and health insurance for 24 months, subject to mitigation for Mr. Weaver and his family;

•	Lifetime retiree medical coverage for Mr. Weaver and his family;

•	Outplacement services for 12 months in an amount up to 15% of Mr. Weaver’s base salary;

•	An excise tax gross-up payment, if the total severance payments due to the change of control would be subject to the excise tax imposed by Internal Revenue Code Section 4999; and

•	In order to receive the benefits outlined above, Mr. Weaver must execute and deliver to us a standard form of release of any and all claims arising out of or relating to his employment or service with us and his termination.

The other named executive officers are entitled to receive a payment for the following upon a termination subsequent to a change of control:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	Two times the sum of the executive’s base salary plus target annual incentive compensation for the year prior to the change of control;

•	Accelerated vesting of outstanding stock options and restricted stock units. Within 30 days of termination, these awards would be “cashed-out,” which means that we would pay the executive an amount equal to the intrinsic value of the awards;

•	Retirement benefits accrued as of the date of termination and incremental benefits (additional credit for two years);

•	Company-provided life, accident and health insurance for 24 months, subject to mitigation;

•	Outplacement services for 12 months, in an amount up to 15% of the executive’s base salary;

•	An excise tax gross-up payment, if the total severance payments due to a change of control would be subject to the excise tax imposed by Internal Revenue Code Section 4999; and

•	In order to receive the benefits outlined above, each named executive officer must execute and deliver to us a standard form of release of any and all claims arising out of or relating to his employment or service with us and his termination.

Payments Made Upon Death or Disability

Upon death or disability, the named executive officers generally receive the identical payments as those described for retirement:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	Accelerated vesting of restricted stock units;

•	Accrued retirement benefits; and

•	All outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms.

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of 30 days’ base salary, a full target-level bonus, a prorated long-term incentive compensation payout and 24 months’ continuation of life and accident benefits (if terminated due to Mr. Armes’ disability) and health benefits followed by COBRA, as well as full vesting of Mr. Armes’ initial restricted stock unit award.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated as of December 31, 2007, and that the price per share of our common stock equals $16.58, which was the closing price of our common stock on December 31, 2007, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire.

Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, Chief Executive Officer and President.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/07	12/31/07	on 12/31/07	12/31/07	on 12/31/07	on 12/31/07

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$756,313	$756,313	$756,313	$756,313	$756,313
Base salary and average annual incentive compensation multiple(3)	$—	$2,665,000	$—	$2,665,000	$—	$—
Long-term incentive — performance based units(4)	$—	$1,292,942	$1,292,942	$1,292,942	$1,292,942	$1,292,942
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$—	$4,809,609	$—	$4,809,609	$4,809,609	$4,809,609
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$—	$81,972	$81,972	$81,972	$81,972	$81,972
Life, accident and health insurance(8)	$—	$34,987	$—	$34,987	$34,987	$34,987
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up(10)	$—	$—	$—	$1,836,747	$—	$—
Outplacement Services(11)	$—	$—	$—	$—	$—	$—

Total	$—	$9,640,823	$2,131,227	$11,477,570	$6,975,823	$6,975,823

Philip G. Weaver

The following table shows the potential payments upon termination under various circumstances for Philip G. Weaver, Vice President and Chief Financial Officer.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/07	12/31/07	on 12/31/07	12/31/07	on 12/31/07	on 12/31/07

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$254,233	$254,233	$254,233	$254,233	$254,233	$254,233
Base salary and average annual incentive compensation multiple(3)	$—	$1,800,068	$—	$1,800,068	$98,634	$—
Long-term incentive — performance based units(4)	$594,294	$594,294	$594,294	$594,294	$594,294	$594,294
Stock Options(5)	$232,496	$232,496	$192,563	$232,496	$232,496	$232,496
Restricted Stock Units(6)	$111,550	$277,566	$111,550	$277,566	$277,566	$277,566
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$1,165,905	$958,774	$858,774	$858,774	$858,774	$858,774
Life, accident and health insurance(8)	$—	$47,803	$—	$47,803	$—	$—
Retiree medical and life insurance(9)	$—	$26,757	$—	$26,757	$26,757	$26,757
Excise-Tax Gross-up(10)	$—	$—	$—	$940,819	$—	$—
Outplacement Services(11)	$—	$60,002	$—	$60,002	$—	$—

Total	$2,358,478	$4,251,993	$2,011,414	$5,192,812	$2,342,754	$2,244,120

James E. Kline

The following table shows the potential payments upon termination under various circumstances for James E. Kline, Vice President and General Counsel.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/07	12/31/07	on 12/31/07	12/31/07	on 12/31/07	on 12/31/07

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$183,604	$183,604	$183,604	$183,604	$183,604	$183,604
Base salary and average annual incentive compensation multiple(3)	$—	$—	$—	$930,857	$—	$—
Long-term incentive — performance based units(4)	$354,149	$354,149	$354,149	$354,149	$354,149	$354,149
Stock Options(5)	$—	$—	$—	$23,797	$23,797	$23,797
Restricted Stock Units(6)	$117,685	$—	$—	$117,685	$117,685	$117,685
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$67,190	$9,306	$9,306	$142,190	$9,306	$9,306
Life, accident and health insurance(8)	$—	$—	$—	$31,897	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up(10)	$—	$—	$—	$430,274	$—	$—
Outplacement Services(11)	$—	$—	$—	$48,148	$—	$—

Total	$722,628	$547,059	$547,059	$2,262,601	$688,541	$688,541

Mark W. Krivoruchka

The following table shows the potential payments upon termination under various circumstances for Mark W. Krivoruchka, Senior Vice President, Global Human Resources.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/07	12/31/07	on 12/31/07	12/31/07	on 12/31/07	on 12/31/07

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$69,581	$69,581	$69,581	$69,581	$69,581
Base salary and average annual incentive compensation multiple(3)	$—	$—	$—	$870,000	$—	$—
Long-term incentive — performance based units(4)	$—	$109,428	$109,428	$109,428	$109,428	$109,428
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$—	$—	$—	$83,795	$83,795	$83,795
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$—	$—	$—	$75,000	$—	$—
Life, accident and health insurance(8)	$—	$—	$—	$31,725	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up(10)	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$44,145	$—	$—

Total	$—	$179,009	$179,009	$1,283,674	$262,804	$262,804

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, President International Tire Division.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/07	12/31/07	on 12/31/07	12/31/07	on 12/31/07	on 12/31/07

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$87,959	$87,959	$87,959	$87,959	$87,959
Base salary and average annual incentive compensation multiple(3)	$—	$—	$—	$853,461	$—	$—
Long-term incentive — performance based units(4)	$—	$341,216	$341,216	$341,216	$341,216	$341,216
Stock Options(5)	$—	$27,243	$27,243	$50,170	$50,170	$50,170
Restricted Stock Units(6)	$—	$—	$—	$95,401	$95,401	$95,401
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$—	$147,569	$147,569	$257,650	$147,569	$147,569
Life, accident and health insurance(8)	$—	$—	$—	$31,679	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$26,554	$—	$—
Excise-Tax Gross-up(10)	$—	$—	$—	$448,125	$—	$—
Outplacement Services(11)	$—	$—	$—	$44,145	$—	$—

Total	$—	$603,987	$603,987	$2,236,360	$722,315	$722,315

Payments Made Upon Termination of Mr. Geers’ Employment

Additionally, see “Compensation Discussion and Analysis— Employment Agreements, Change in Control Arrangements and Consulting Agreement” for more information regarding our consulting arrangement with Mr. Geers.

Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	06/29/07	12/31/07	on 12/31/07	12/31/07	on 12/31/07	on 12/31/07

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$—	$—	$—	$—	$—
Base salary and average annual incentive compensation multiple(3)	$—	$—	$—	$—	$—	$—
Long-term incentive — performance based units(4)	$—	$—	$—	$—	$—	$—
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$48,795	$—	$—	$—	$—	$—
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$92,464	$—	$—	$—	$—	$—
Life, accident and health insurance(8)	$—	$—	$—	$—	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up(10)	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$—	$—	$—

Total	$141,259	$—	$—	$—	$—	$—

Footnotes for Tabular Disclosure

(1)	As of December 31, 2007, the amount of base salary payable to the named executive officers for services rendered during 2007 has been paid.

(2)	Amounts shown are actual amounts payable in February 2008 based on achieved performance of metrics established for 2007.

(3)	Termination for change in control: Annualized base salary as of the end of 2007, plus target annual incentive award payable times 3 for Mr. Weaver, times 2 for all others. In accordance with Mr. Weaver’s employment agreement, he would receive this same amount if terminated without cause or for good reason; 90 days of base salary is payable to Mr. Weaver for reason of death.

(4)	Amounts shown are based on the shares earned at December 31, 2007 as part of the 2007-2009 long-term incentive program performance share grants. For the 2007 plan year, the performance resulted in shares being earned at 200%. Shares were valued at the closing price of our common stock at December 31, 2007. As of the end of 2007, no pro-rated awards would be payable for the 2005-2007 or 2006-2008 long-term incentive program performance cash and performance unit elements.

(5)	Total in-the-money/intrinsic dollar value of vested and non-vested stock options for disability, death and change of control. In accordance with Mr. Weaver’s employment agreement, he would receive the same amount for normal retirement and for cause. Total in-the-money/intrinsic dollar value of only vested stock options for termination not for cause or good reason and for cause.

(6)	Total dollar value of vested and non-vested restricted stock units for termination not for cause or for good reason (Messrs. Armes and Weaver only), disability, death and change of control. Total dollar value of only vested restricted stock for termination not for cause or for good reason and for cause. When restricted stock units are vested, the grantee shall receive shares of common stock equal to the number of restricted stock units granted. Our common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.

(7)	Present value of non-qualified pension account balance for Mr. Geers’ retirement. Present value of qualified pension plan, non-qualified pension account balance, and non-qualified investment savings plan account balance for

Mr. Weaver’s retirement. Termination without cause or for good reason, termination for cause or without good reason, and termination by death or disability includes non-qualified investment savings plan account balance. Termination subsequent to a change of control includes non-qualified pension account balance (Mr. Armes only), plus non-qualified investment savings plan account balance for Mr. Kline, plus the present value of two years of additional benefit for Messrs. Weaver and Miller. In accordance with Mr. Weaver’s and Mr. Armes employment agreements, each would also receive two years of additional benefits if terminated without cause or for good reason. Mr. Miller’s deferred compensation balance is included.

(8)	Termination for change in control: Present value of 24 months coverage of company provided life, accident, and health benefits. In accordance with Messrs. Weaver and Armes’ employment agreements, each would receive this same amount if terminated without cause or for good reason.

(9)	Present value of company paid lifetime medical and life insurance valued to age 85.

(10)	Reflects the estimated gross up payment for excise taxes imposed by Internal Revenue Code Section 4999, assuming a change of control and subsequent termination of an executive’s employment as of December 31, 2007. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.

(11)	The amount shown reflects the total amount payable for outplacement assistance, which is equal to 15% of current base salary.

2007 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Arthur H. Aronson	$100,000	$29,976	$4,930	$134,906
Laurie J. Breininger	$77,500	$29,976	$4,930	$112,406
Steven M. Chapman	$82,000	$29,976	$4,930	$116,906
Thomas P. Capo(4)	$6,000	$0	$0	$6,000
John J. Holland	$87,500	$29,976	$4,930	$122,406
John F. Meier	$94,500	$29,976	$4,930	$129,406
Byron O. Pond	$75,583	$29,976	$4,930	$110,489
John H. Shuey	$92,500	$29,976	$4,930	$127,406
Richard L. Wambold	$65,500	$29,976	$4,930	$100,406
Robert D. Welding(4)	$20,500	$0	$0	$20,500

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narrative below, except Messrs. Capo and Welding received a pro-rated annual retainer based on their 2007 appointment to the Board of Directors. The non-employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Ms. Breininger, $77,500; Mr. Aronson, $0; Mr. Capo, $6,000; Mr. Chapman, $82,000; Mr. Holland, $87,500; Mr. Meier, $47,250; Mr. Pond, $75,583; Mr. Shuey, $0; Mr. Wambold, $65,500 and Mr. Welding, $20,500.

(2)	These amounts are the amounts of compensation cost recognized in 2007 for financial reporting purposes related to stock awards in 2007 and prior years, excluding the effect of certain forfeiture assumptions. See Note 18 to our consolidated financial statements for the twelve months ended December 31, 2007 for details as to the assumptions used to determine the fair value of the stock awards. The non-employee directors had stock awards outstanding as of December 31, 2007 for the following number of shares: Ms. Breininger, 21,841; Mr. Aronson, 29,223; Mr. Capo, 359; Mr. Chapman, 12,492; Mr. Holland, 27,018; Mr. Meier, 25,753; Mr. Pond, 30,959; Mr. Shuey, 16,709; Mr. Wambold, 22,385; and Mr. Welding, 1,150. Each non-employee director received an annual grant of phantom stock units as follows: 1,569 units on May 1, 2007. The entire grant date fair value (including amounts reported for 2007) of the stock awards issued to each of the non-employee directors in 2007 was $29,976.

(3)	These amounts are the amounts of compensation cost recognized in 2007 for financial reporting purposes related to option awards in 2007 and prior years, excluding the effect of certain forfeiture assumptions. See Note 18 to our consolidated financial statements for the twelve months ended December 31, 2007 for details as to the assumptions used to determine the fair value of the option awards. The non-employee directors had option awards outstanding as of December 31, 2007 for the following number of shares: Ms. Breininger, 5,748; Mr. Aronson, 12,601; Mr. Capo, 0; Mr. Chapman, 2,631; Mr. Holland, 7,748; Mr. Meier, 12,209; Mr. Pond, 11,982; Mr. Shuey, 12,646; Mr. Wambold, 5,748; and Mr. Welding, 0. Each non-employee director received a option grant for 1,035 shares of stock, with an exercise price of $19.33, on May 1, 2007. The option vests 50% per year over a period of two years, beginning on May 1, 2008. The entire grant date fair value (including amounts reported for 2007) of the option award issued to each of the non-employee directors in 2007 was $7,535.

(4)	Mr. Capo became a Director effective November 15, 2007 and Mr. Welding became a Director effective August 3, 2007.

Our Nominating and Governance Committee makes compensation decisions for our Directors. Except as noted in the footnotes above, our non-employee Directors received the following compensation for 2007:

•	an annual retainer of $45,000;

•	a $1,500 fee for participation in each telephonic meeting of the Board of Directors or a meeting of a committee of the Board of Directors;

•	a $2,000 per diem fee for attendance at each other meeting of the Board of Directors;

•	a $1,500 per diem fee for attendance at each other meeting of the committees of the Board of Directors;

•	the Chair of the Audit Committee received a fee of $7,000 for serving in that capacity; and

•	the Chairs of the Compensation and Nominating and Governance Committees each received a fee of $5,000 for serving in those respective capacities.

These compensation amounts are unchanged from the amounts we paid our non-employee Directors for 2006. Additionally, our Board of Directors determined in early 2007 that Directors Aronson, Pond and Shuey, who were the Directors serving in the position of Office of the Chairman prior to Mr. Armes’ appointment as our Chairman of the Board, would receive $1,500 fee for participation in each meeting of the Office of the Chairman. The Office of the Chairman was dissolved when Mr. Armes was appointed Chairman of the Board at the end of 2007.

Our non-employee Directors participate in our 2002 Stock Option Plan for Non-Employee Directors, which we refer to as the Directors’ stock option plan. The purpose of the Directors’ stock option plan is to provide a stock-based component to the non-employee Directors’ compensation package to more closely align their compensation with the interests of our stockholders. Under the Directors’ stock option plan, our non-employee Directors receive an annual grant of options to purchase shares of our common stock in an amount equal to (1) $20,000 divided by (2) the last sale price of our common stock, as reported on the New York Stock Exchange Composite Tape, on the last trading day prior to the grant date for that particular year, which price we refer to as the stock option closing price. For purposes of the respective grants of stock options to our non-employee Directors in 2007, the stock option closing price was $19.33. The exercise price for each option is equal to the fair market value of a share of our common stock on the grant date. Options granted under the Directors’ stock option plan vest 50% per year over a period of two years and remain exercisable until ten years after the grant date. Information regarding unexercised options for each of our non-employee Directors is indicated above.

In 2002, the Board of Directors instituted a minimum stock ownership requirement for all Directors. All Directors are required to own at least 8,000 shares of our common stock, excluding options, and have until the end of their second full term as a Director to meet this requirement. As of the date of this proxy statement, each of our directors other than Messrs. Capo and Welding (who have each not yet served two full terms as Director) have met this requirement.

Our non-employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our non-employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our non-employee Directors defer, and dividend equivalents on those amounts, are converted into phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time under our 401(k) plan or as chosen by the Compensation Committee. Deferred amounts may be transferred from phantom stock units into the alternative investment funds, but not back into phantom stock units. Our non-employee Directors receive an annual grant of phantom stock units in an amount equal to (1) $30,000 divided by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year (or, if there were no sales on the grant date, the next preceding date during which a sale of our common stock occurred), which price we refer to as the phantom stock unit closing price. This annual grant is automatically invested in phantom stock units, but may also be transferred to, but not back from, the alternative investment funds.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

Our Board of Directors is committed to establishing and maintaining a strong governance structure. The Board has adopted Guidelines as to the Role, Organization and Governance of the Board of Directors, which we refer to as our governance guidelines. Our governance guidelines address important governance topics such as Director independence, the conduct of meetings, the structure and composition of the Board, the establishment of committees, Board and Chief Executive Officer evaluations, Director education, and succession planning. In addition, the Board holds an executive session comprised solely of independent Directors at each of its meetings. In December 2007, the Board appointed Mr. Meier to serve as Lead Director for the Board. The Board’s policy is to conduct an annual review of its governance practices, generally at its May meeting, to make certain that those practices remain effective.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Corporate Governance link on our website at http://www.coopertire.com.

Board of Directors

During 2007, our Board of Directors held seven Board meetings, six meetings of our Audit Committee, five meetings of our Compensation Committee and ten meetings of our Nominating and Governance Committee. Additionally, during 2007, the now-dissolved Office of the Chairman, which consisted of Directors Pond, Aronson and Shuey providing oversight for governance of the company during the 16-month period before Mr. Armes was appointed Chairman of the Board, held eight meetings. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.

Determination of Independence of Directors

The New York Stock Exchange’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. Although we know of no particular transaction, relationship or arrangement, these potential transactions might include renting vehicles from Dollar Thrifty Automotive Group, Inc., the company for which Mr. Capo is Chairman of the Board, or purchasing products from the companies for which our Directors are employees. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director other than Mr. Armes has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	the Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the Director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) the Director is a current employee of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee that consists of Directors Shuey (Chairman), Aronson, Breininger, Capo and Chapman and was established in accordance with Section 3 (a) (58) (A) of the Securities Exchange Act of 1934. All members have been determined to be “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Board has determined that Director Shuey qualifies as our “audit committee financial expert” due to his business experience and educational background described on page 6 of this proxy statement. The Audit Committee:

•	assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the independent auditors and our internal audit function; and

•	prepares the Audit Committee’s report to be included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004. We do not have any related person transactions, but our Audit Committee will review and discuss any proposed related person, insider or affiliated party transactions pursuant to the Audit Committee Charter.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Pond (Chairman), Holland, Meier, Wambold and Welding. The Compensation Committee:

•	approves the remuneration arrangements of our Chief Executive Officer and other officers, including the corporate financial goals and objectives relevant to such arrangements;

•	approves and administers our executive compensation plans and arrangements;

•	approves the performance criteria against which performance-based executive compensation payments are measured; and

•	grants cash and stock based awards, stock options, and other benefits as authorized under any executive compensation plans.

Compensation decisions for our senior executive officers are made by our Compensation Committee. Decisions regarding non-equity compensation of our other executive officers are made by our Compensation Committee based on input from our management. Generally, in November of each year, our Compensation Committee provides our management with a guideline to be used for establishing non-equity compensation increases for the following year. Our Chief Executive Officer and Senior Vice President of Global Human Resources review and implement that guideline, and in December present to the Compensation Committee a recommendation regarding non-equity compensation increases for the following year. The Compensation Committee then reviews, discusses and approves the recommendation, or a modified recommendation if applicable. The Compensation Committee has engaged Towers Perrin, an outside global human resources consulting firm, to conduct an annual review of our total compensation program for named executive officers.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President of Global Human Resources. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President of Global Human Resources. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Compensation Committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and our human resources department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President of Global Human Resources, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by us to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating & Governance Committee, which is comprised of Directors Meier (Chairman), Aronson, Breininger, Chapman, Holland and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Nominating and Governance Committee’s two principal responsibilities are:

•	recommending candidates for membership on the Board; and

•	insuring that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee also makes compensation decisions for our Directors.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience. The Chair communicates the results of this initial evaluation to the other Nominating and Governance Committee members, the Chairman of the Board, the Chief Executive Officer and the General Counsel. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks regarding, and any final interviews, as necessary, of, the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee at one or more Board meetings. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Availability of Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available at the Investor Relations/Corporate Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company
Attention: Director of Investor Relations
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the non-employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the non-employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communication
Attention: Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific company department or those communications containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board, the non-employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2007 Annual Meeting, except for Mr. Wambold, who was out of the country on that date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Pond, Holland, Meier, Wambold and Welding served as members of the Compensation Committee during 2007. During 2007, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, or had any relationship requiring disclosure pursuant to Item 407 of Regulation S-K. Additionally, during 2007, none of our executive officers or Directors was a member of the board of directors, or any committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company’s independent auditors for 2007, and has been appointed by the Audit Committee to continue in that capacity during 2008. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2007, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such service would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2006 and 2007 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s

Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2006 – $1,322,678	2007 – $1,279,947

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2006 and 2007 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and not reported under “Audit Fees” above, were:

2006 – $111,325	2007 – $142,887

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2006 and 2007 for professional services rendered by them for tax compliance, tax advice and tax planning were:

2006 – $294,246	2007 – $131,958

Tax fees in 2006 and 2007 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were preapproved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2006 and 2007 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” were as follows:

2006 – $6,360	2007 – $6,360

All other fees in 2006 and 2007 represented fees for a research tool subscription. All other services were preapproved.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent auditors, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent auditors from providing certain services described in the policy as prohibited services.

Generally, requests for independent auditor services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent auditor services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2008 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the requirements of Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors’ independence. The Committee has concluded that the independent auditors are in fact independent of the Company.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during fiscal year 2007.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey,
Chairman
Arthur H. Aronson
Laurie J. Breininger
Thomas P. Capo
Steven M. Chapman

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 29, 2008.

The table does not include information regarding shares held of record, but not beneficially, by Principal Trust Company, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans sponsored by the Company or a subsidiary of the Company. As of December 31, 2007, those plans held 4,022,426 shares, or 6.74%, of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

		Amount and Nature of	Percent
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Common Stock	Dimensional Fund Advisors LP(1)	4,601,698	7.80%
Common Stock	Renaissance Technologies LLC et al.(2)	4,261,000	7.22%
Common Stock	The Vanguard Group, Inc.(3)	3,144,474	5.33%

(1)	Dimensional Fund Advisors LP filed an amended Schedule 13G with the SEC on February 6, 2008 indicating that, as of December 31, 2007, Dimension Fund Advisors LP had sole voting power with respect to 4,601,698 shares and sole dispositive power with respect to 4,601,698 shares. Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) has indicated that it is an investment advisor that furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (referred to by Dimensional as “the Funds”). Dimensional has also indicated that it possesses investment and/or voting power over these securities, which it states are owned by the Funds. Although Dimensional’s filing states that it may be deemed to be the beneficial owner of these securities, it has disclaimed such beneficial ownership. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, California 90401.

(2)	Renaissance Technologies LLC and James H. Simons filed a Schedule 13G with the SEC on February 13, 2008 indicating that, as of November 8, 2007, Renaissance Technologies LLC and James H. Simons each had sole voting and dispositive power with respect to 4,261,000 shares. Renaissance Technologies LLC et al. has indicated that it is a Delaware limited liability company and investment advisor. Renaissance Technologies LLC et al. has also indicated that Dr. Simon is a control person of Renaissance Technologies LLC, and that certain funds and accounts managed by Renaissance Technologies LLC have the right to receive dividends and proceeds from the sale of the securities which are the subject of this report, of which RIEF Trading LLC holds of record more than 5%. The address of Renaissance Technologies LLC et al. is 800 Third Avenue, New York, New York 10022.

(3)	The Vanguard Group, Inc. filed a Schedule 13G with the SEC on February 13, 2008 indicating that, as of December 31, 2007, The Vanguard Group, Inc. had sole voting power with respect to 81,625 shares and sole dispositive power with respect to 3,144,474 shares. The Vanguard Group, Inc. has indicated that it is an investment advisor. The Vanguard Group, Inc. has indicated that Vanguard Fiduciary Trust Company, or Vanguard Fiduciary, which is a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 36,660 of these shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Fiduciary directs the voting of these shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 29, 2008, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as well as ownership of certain other company securities and ownership of our Common Stock plus certain other company securities:

	Amount and
	Nature of					Ownership of
	Beneficial					Common Stock
	Ownership of		Percent	Ownership of		and Other		Percent
Name of Beneficial Owner	Common Stock		of Class	Other Securities		Securities		of Class

Roy V. Armes	0 shs		*	368,067 shs	(3)(4)(5)	368,067 shs	(3)(4)(5)	*
Arthur H. Aronson	10,768 shs	(2)	*	29,223 shs	(3)	39,991 shs	(2)(3)	*
Laurie J. Breininger	3,915 shs	(2)	*	21,841 shs	(3)	25,756 shs	(2)(3)	*
Thomas P. Capo	0 shs		*	359 shs	(3)	359 shs	(3)	*
Steven M. Chapman	798 shs	(2)	*	12,492 shs	(3)	13,290 shs	(2)(3)	*
James H. Geers	16,584 shs	(5)(6)	*	0 shs		16,584 shs	(5)(6)	*
John J. Holland	5,915 shs	(2)	*	27,018 shs	(3)	32,933 shs	(2)(3)	*
James E. Kline	19,312 shs	(2)	*	28,458 shs	(4)(5)	47,770 shs	(2)(4)(5)	*
Mark W. Krivoruchka	110 shs		*	11,654 shs	(4)(5)	11,764 shs	(4)(5)	*
John F. Meier	12,376 shs	(2)	*	25,753 shs	(3)	38,129 shs	(2)(3)	*
Harold C. Miller	60,145 shs	(2)	*	26,334 shs	(4)(5)	86,479 shs	(2)(4)(5)	*
Byron O. Pond	45,771 shs	(2)	*	30,959 shs	(3)	76,730 shs	(2)(3)	*
John H. Shuey	10,813 shs	(2)	*	16,709 shs	(3)	27,522 shs	(2)(3)	*
Richard L. Wambold	5,915 shs	(2)	*	22,385 shs	(3)	28,300 shs	(2)(3)	*
Philip G. Weaver	220,352 shs	(2)	*	52,585 shs	(4)(5)	272,937 shs	(2)(4)(5)	*
Robert D. Welding	0 shs		*	1,150 shs	(3)	1,150 shs	(3)	*
All executive officers and Directors as a group (15 persons)	396,190 shs	(2)	*	674,987 shs	(3)(4)(5)	1,071,177 shs	(1)(2)(3)(4)(5)	1.79%

*	Less than 1%

(1)	Includes 321,516 shares obtainable on exercise of stock options within 60 days following February 29, 2008, which options have not been exercised; 29,592 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 324,732 restricted stock units of which the holders have neither voting nor investment power; 187,889 phantom stock units of which the holders have neither voting nor investment power; and 162,366 notionally earned performance shares of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 45,082 are subject to the sole voting and investment power of the holders thereof.

(2)	Includes shares obtainable on exercise of stock options within 60 days following February 29, 2008, which options have not been exercised, as follows: Roy V. Armes — 0; Arthur H. Aronson — 10,768; Laurie J. Breininger — 3,915; Thomas P. Capo — 0; Steven M. Chapman — 798; John J. Holland — 5,915; James E. Kline — 18,194; Mark W. Krivoruchka — 0; John F. Meier — 10,376; Harold C. Miller — 51,035; Byron O. Pond — 10,149; John H. Shuey — 10,813; Richard L. Wambold — 3,915; Philip G. Weaver — 195,638; and Robert D. Welding — 0.

(3)	Pursuant to the 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation,” the following Directors have been credited with the following number of phantom stock units as of February 29, 2008: Roy V. Armes — 0; Arthur H. Aronson — 29,223; Laurie J. Breininger — 21,841; Thomas P. Capo — 359; Steven M. Chapman — 12,492; John J. Holland — 27,018; John F. Meier — 25,753; Byron O. Pond — 30,959; John H. Shuey — 16,709; Richard L. Wambold — 22,385; and Robert D. Welding — 1,150. The holders do not have voting or investment power over these phantom stock units. Except in the case of Messrs. Capo and Welding, these holdings were adjusted during 2007 to reflect a change from the unit accounting method to the share accounting method, as disclosed in various Section 16 reports for these Directors that were filed during 2007.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 290,085; James E. Kline — 7,098; Mark W. Krivoruchka — 5,054; Harold C. Miller — 5,754; and Philip G. Weaver — 16,741. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents. Of Mr. Weaver’s restricted stock units, 4,557 restricted stock units represent Mr. Weaver’s 2004 long-term incentive payout and dividend equivalents accrued on such units. This number of restricted stock units was determined based on the fair market value of our Common Stock on February 15, 2005, the date of the payout.

(5)	Includes the following number of performance shares that were notionally earned by each of the following executive officers for 2007 net income and operating cash flow performance (as disclosed above in Compensation Discussion and Analysis): Roy V. Armes — 77,982; James E. Kline — 21,360; Mark W. Krivoruchka — 6,600; Harold C. Miller — 20,580; and Philip G. Weaver — 35,844. The holders do not have voting or investment power over these performance shares. These shares will vest and be payable in early 2010. These executive officers must remain employed through the vesting period to receive the notionally earned shares, except in instances of death, disability or retirement.

(6)	Consists of 16,584 shares known by us to have been held by Mr. Geers in the Spectrum Investment Savings Plan as of June 5, 2007 that we believe are still owned by Mr. Geers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and executive officers, the Company believes that all reports due for Directors and executive officers during or for the year 2007 were timely filed.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2009

Any stockholder who intends to present a proposal at the Annual Meeting in 2009 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received not later than December 1, 2008. In addition, if a stockholder intends to present a proposal at the Company’s 2009 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 31, 2008 and January 30, 2009, in accordance with the Bylaws, proxies solicited by the Board for the 2009 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 21 of this proxy statement, disclosure regarding the Company’s Audit Committee and audit committee financial expert set forth on page 45 of this proxy statement, and the Audit Committee Report that begins on page 50 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one 2007 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the 2007 Annual Report and proxy statement were delivered wishes to receive a separate copy of the 2007 Annual Report or proxy statement, he or she should contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the 2007 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the 2007 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Director of Investor Relations in the manner provided above.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $8,000, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile or personally, request the return of proxies.

Please mark, execute and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2008

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our 2007 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF
DIRECTORS
James E. Kline
Vice President,
General Counsel and Secretary
March 31, 2008

NOTICE
OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

May 6, 2008

IMPORTANT:

All stockholders are requested to mark, date, sign
and mail promptly the enclosed proxy for which an
envelope is provided, or cast their ballots by Internet
or telephone.

COOPER TIRE & RUBBER COMPANY 701 LIMA AVENUE FINDLAY, OH 45840
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cooper Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cooper Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	COOPR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COOPER TIRE & RUBBER COMPANY

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.

Vote on Directors

1.	To elect as Directors of Cooper Tire & Rubber Company the nominees listed below.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:
01) Laurie J. Breininger
	02) Steven M. Chapman	☐	☐	☐
03) Richard L. Wambold

Vote on Proposal		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2008.	☐	☐	☐

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐		Yes	No

	Yes	No	HOUSEHOLDING ELECTION - Please indicate if you consent to	☐	☐
receive certain future investor communications in a single package per household.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10K are available at www.proxyvote.com.

Proxy Card - Cooper Tire & Rubber Company
THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 6, 2008
The undersigned hereby appoints Roy V. Armes, James E. Kline and Philip G. Weaver, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 14, 2008, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Tuesday, May 6, 2008, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein and “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan; Pre- Tax Savings Plan (Texarkana); and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.
If I, the undersigned, am a participant in any of the Plans, pursuant to the applicable terms of the Plan in which I am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in my account under the Plan at the close of business on March 14, 2008 at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Tuesday, May 6, 2008, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting, in accordance with the instructions given by me on the opposite side of this proxy card.
For Plan participants, this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same manner in which the Trustee is directed to vote the majority of the aggregate shares held by Plan participants. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1 AND 2.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be voted on the reverse side)